As filed with the Securities and Exchange Commission on November 1, 2013	Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
 UNDER
 THE SECURITIES ACT OF 1933

CAMERON INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	76-0451843
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1333 West Loop South
 Suite 1700
 Houston, Texas 77027
(Address of principal executive offices)

Cameron International Corporation Retirement Savings Plan
(Full title of the plans)

Brad Eastman
Vice President, Deputy General Counsel
Cameron International Corporation
1333 West Loop South, Suite 1700
 Houston, Texas 77027
 (Name and address of agent for service)

(713) 513-3300
 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	5,000,000	$55.47	$277,350,000	$35,722.68

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share, that may be issued pursuant to the Cameron International Corporation Retirement Savings Plan (the “Savings Plan”), to prevent dilution from stock splits, stock dividends or similar transactions. In addition, in accordance with Rule 416(c) under the Securities Act, this registration statement shall be deemed to cover an indeterminate amount of interests to be offered or sold pursuant to the Savings Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, on the basis of the average high and low sale prices reported for shares of Cameron International Corporation’s common stock on the New York Stock Exchange Composite Tape on October 30, 2013.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement (the “Registration Statement”) registers an additional 5,000,000 shares of common stock, par value $0.01 (“Shares”), of Cameron International Corporation (the “Registrant”) that may be offered or deemed to be offered pursuant to the Cameron International Corporation Retirement Savings Plan (the “Savings Plan”). The contents of the registration statement on Form S-8 as filed on July 26, 1995 (registration statement No. 33-95002) are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

1.	The Savings Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2012, as filed on June 27, 2013;

2.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed on February 22, 2013;

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013, as filed on April 29, 2013, July 29, 2013 and October 29, 2013, respectively;

4.	The Registrant’s Current Reports on Form 8-K filed on February 6, 2013, May 9, 2013, June 25, 2013, July 1, 2013 and July 2, 2013; and

5.	the description of the Registrant’s common stock contained in the registration statement on Form S-4, filed on March 14, 1995, and any subsequently filed amendments and reports updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the Commission or are not regarded to be incorporated herein by reference).

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description

3.1
Restated Certificate of Incorporation of Cameron International Corporation, dated May 11, 2012, filed as Appendix C to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 28, 2012, and incorporated herein by reference.

3.2	Bylaws of Cameron International Corporation filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on April 18, 2012, and incorporated herein by reference.

4.1	Cameron International Corporation Retirement Savings Plan, as amended and restated effective January 1, 2013 (the “Savings Plan”) (filed herewith)

4.2	First Amendment to the Savings Plan, dated May 20, 2013 (filed herewith)

4.3	Second Amendment to the Savings Plan, dated September 9, 2013 (filed herewith)

5.1	Opinion of Brad Eastman, Deputy General Counsel of Cameron International Corporation (filed herewith)

5.2	Internal Revenue Service opinion letter dated November 24, 2009 relating to the Cameron International Corporation Retirement Savings Plan (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Doeren Mayhew (filed herewith)

23.3	Consent of MFR, P.C. (filed herewith)

23.4	Consent of Brad Eastman (included in hisopinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 1st day of November, 2013.

CAMERON INTERNATIONAL CORPORATION

By:	/s/ Jack B. Moore
Jack B. Moore
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Cameron International Corporation  hereby severally constitute Jack B. Moore, William C. Lemmer, Grace B. Holmes and Brad Eastman and each of them singly our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below this Registration Statement on Form S-8 filed herewith and any and all amendments thereto, and generally do all such things in our name and on our behalf in our capacities as officers and directors to enable Cameron International Corporation  to comply with the provisions of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any one of them this Registration Statement on Form S-8 and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title

/s/ Jack B. Moore	Chairman, President and Chief Executive Officer
Jack B. Moore	(Principal Executive Officer)

/s/ Charles M. Sledge	Senior Vice President and Chief Financial Officer
Charles M. Sledge	(Principal Financial and Accounting Officer)

/s/ C. Baker Cunningham	Director
C. Baker Cunningham

/s/ Sheldon R. Erikson	Director
Sheldon R. Erikson

/s/ Peter J. Fluor	Director
Peter J. Fluor

/s/ Douglas L. Foshee	Director
Douglas L. Foshee

/s/ James T. Hackett	Director
James T. Hackett

/s/ Rodolfo Landim	Director
Rodolfo Landim

/s/ Michael E. Patrick	Director
Michael E. Patrick

/s/ Jon Erik Reinhardsen	Director
Jon Erik Reinhardsen

/s/ David Ross	Director
David Ross

/s/ Bruce W. Wilkinson	Director
Bruce W. Wilkinson

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Cameron International Corporation Retirement Savings Plan has duly caused this Registration Statement to be signed on the Plan’s behalf by the undersigned, thereto duly authorized, in the City of Houston, State of Texas, on this 1st day of November, 2013.

CAMERON INTERNATIONAL CORPORATION RETIREMENT SAVINGS PLAN

By:	CAMERON BENEFITS COMMITTEE, Plan
Administrator

By:	/s/ Steven B. Geiger
Steven B. Geiger
Member of Cameron Benefits Committee and Vice President, Human Resources and Operational Excellence

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description of Document

3.1
Restated Certificate of Incorporation of Cameron International Corporation, dated May 11, 2012, filed as Appendix C to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 28, 2012, and incorporated herein by reference.

3.2	Bylaws of Cameron International Corporation filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on April 18, 2012, and incorporated herein by reference.

4.1	Cameron International Corporation Retirement Savings Plan, as amended and restated effective January 1, 2013 (the “Savings Plan”) (filed herewith)

4.2	First Amendment to the Savings Plan, dated May 20, 2013 (filed herewith)

4.3	Second Amendment to the Savings Plan, dated September 9, 2013 (filed herewith)

5.1	Opinion of Brad Eastman, Deputy General Counsel of Cameron International Corporation (filed herewith)

5.2	Internal Revenue Service opinion letter dated November 24, 2009 relating to the Cameron International Corporation Retirement Savings Plan (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Doeren Mayhew (filed herewith)

23.3	Consent of MFR, P.C. (filed herewith)

23.4	Consent of Brad Eastman (included in his opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)